Draft of 2/15/23

Exhibit 10.12

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), dated February 22, 2023 (the “Effective Date”) by and between Bumble Trading LLC, a Delaware limited company (the “Company”) and Anuradha Subramanian (“Executive”)

RECITALS:

WHEREAS, the Company currently employs Executive, with Executive serving as Chief Financial Officer of the Company pursuant to the Amended and Restated Employment Agreement by and between the Company and Executive, dated September 23, 2022 (the “Employment Agreement”);

WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth in this Amendment; and

WHEREAS, the Company and Executive desire to enter into this Amendment, which, when taken together with the Employment Agreement, embodies the terms of Executive’s employment with the Company.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

(1)
Defined Terms. Any capitalized terms used but not defined in this Amendment shall have the meaning ascribed to such term in the Employment Agreement.
(2)
Amendment to Base Salary. Section 3(a)of the Employment Agreement shall be deleted in its entirety and replaced as follows:

“(a) Base Salary. Beginning on March 1, 2023, during the Employment Term, the Company shall pay (or cause to be paid) to Executive a base salary at the annual rate of $480,000.00, payable in regular installments in accordance with the usual payment practices of the Company Group. Executive’s base salary may be increased from time to time in the Company’s sole discretion, and the base salary in effect from time to time is referred to herein as the “Base Salary”.

(3)
Employment Agreement in Full Effect. Except as expressly modified in this Amendment, the Employment Agreement remains in full effect.
(4)
Entire Agreement; Amendments. This Amendment, together with the Employment Agreement (the “Amended Employment Agreement”), (including, without limitation, the RCA and the schedules and exhibits attached to the Employment Agreement) contains the entire understanding of the parties with respect to the employment of Executive by any member of the Company Group, and supersedes all prior agreements and understandings (including, without limitation, the Offer Letter between Executive and the Company, dated as of July 21, 2020, the Prior Agreement and any verbal agreements or understandings) between Executive and any member of the Company Group regarding the terms and conditions of Executive’s employment with the Company Group, with the exception of any applicable prior invention assignment or the protections that exist under the terms of any applicable long term incentive plan (or any earned compensation, including under any retirement or deferred compensation plans). There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. The Amended Employment Agreement (including, without limitation, the exhibits attached to the Employment Agreement) may not be altered, modified, or amended except by written instrument signed by the parties hereto.
(5)
Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures Follow]

Draft of 2/15/23

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

BUMBLE TRADING LLC

/s/ Tariq Shaukat
By:	Tariq Shaukat
Title:	President

EXECUTIVE

/s/ Anuradha Subramanian